UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

Axonics Modulation Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38721	45-4744083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Technology Drive

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 396-6322

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Nancy Snyderman, M.D., FACS

The Board of Directors (the “Board”) of Axonics Modulation Technologies, Inc. (the “Company”) has appointed Nancy Snyderman, M.D., FACS, to serve as a member of the Board and the Nominating and Corporate Governance Committee of the Board, effective as of April 8, 2019. Dr. Snyderman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Pursuant to the terms of the Company’s 2018 Omnibus Incentive Plan, Dr. Snyderman was granted an option to purchase 10,000 shares of the Company’s common stock and 5,000 restricted shares of the Company’s common stock. Subject to certain conditions, such option will have an exercise price equal to $21.04, the closing sale price of the Company’s common stock on the Nasdaq Global Market on April 8, 2019, and such option and restricted shares shall be fully vested as of April 8, 2020.

Dr. Snyderman, age 67, has served as an independent director on the board of directors of Alkermes plc and as a member of the nominating and corporate governance committee since 2016. Dr. Snyderman was an advisory board member to GE’s Healthymagination for twelve years and previously served as a vice president for corporate communications at Johnson & Johnson. Dr. Snyderman is a board-certified head and neck surgeon and has had academic appointments at the University of Pennsylvania and the University of California-San Francisco. She recently served as a professor at the Center for Innovation for Global Health at Stanford University. Dr. Snyderman is an Emmy award winning medical correspondent having worked at ABC News from 1987 to 2003 and later as chief medical editor at NBC News from 2004 to 2015. She has been widely published in peer-reviewed medical journals and has written for Good Housekeeping, AARP, Parenting, Health, and O magazines. Dr. Snyderman is an advocate for women’s health and a prolific public speaker and presently serves on the board of directors of Fair Food Network and the Albright Institute at Wellesley College. Dr. Snyderman holds a B.A. in microbiology from Indiana University and a M.D. from the University of Nebraska and has completed residencies in Pediatrics and Otolaryngology Head and Neck Surgery at the University of Pittsburgh.

Jane E. Kiernan

The Board has appointed Jane E. Kiernan to serve as a member of the Board and the Audit Committee of the Board, effective as of April 8, 2019. Ms. Kiernan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(a) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Pursuant to the terms of the Company’s 2018 Omnibus Incentive Plan, Ms. Kiernan was granted an option to purchase 10,000 shares of the Company’s common stock and 5,000 restricted shares of the Company’s common stock. Subject to certain conditions, such option will have an exercise price equal to $21.04, the closing sale price of the Company’s common stock on the Nasdaq Global Market on April 8, 2019, and such option and restricted shares shall be fully vested as of April 8, 2020.

Ms. Kiernan, age 58, has over 30 years of executive and management leadership in health care with both public and private companies. Ms. Kiernan is a co-founder of K2 Biotechnology Ventures, an organization engaged in developing and commercializing university and medical center innovations in partnership with venture capital, health care corporations and philanthropic health care foundation partners. From 2010 to 2017, Ms. Kiernan served as the chief executive officer of Salter Labs, a manufacturer of specialty medical devices. From 2006 to 2011, Ms.

Kiernan served on the board of directors and as chair of the audit committee of American Medical Systems Holdings Inc. prior to it being acquired by Endo Health Solutions Inc., formerly Endo Pharmaceuticals Holdings Inc., a subsidiary of Endo International plc. From 2001 to 2010, Ms. Kiernan held executive and general management positions with Baxter Healthcare Corporation. Prior to 2001, she held corporate and line management roles in finance, strategy, marketing, and operations with both Baxter Healthcare Corporation and Allegiance Healthcare Corporation. As a community leader, Ms. Kiernan serves on the board of directors of Ryan Banks Academy, an urban boarding school in Chicago, and has served as committee chair and on the board of directors of the American Red Cross of Greater Chicago. In addition, she is a past president of the Healthcare Businesswomen’s Association, Chicago Chapter. Ms. Kiernan holds a B.S. in business from Southern Methodist University.

Departure of Directors

Shahzad Malik, M.B. BChir

On April 8, 2019, Shahzad Malik, M.B. BChir, resigned as a member of the Board and the Compensation Committee of the Board. Dr. Malik’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

Geoff Pardo

On April 8, 2019, Geoff Pardo resigned as a member of the Board and the Audit Committee of the Board. Mr. Pardo’s decision to resign was not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On April 8, 2019, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Axonics Modulation Technologies, Inc., dated April 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONICS MODULATION TECHNOLOGIES, INC.

Dated: April 12, 2019	By:	/s/ Raymond W. Cohen
Raymond W. Cohen
Chief Executive Officer